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                                                                    Exhibit 99.4


                                 FIRST AMENDMENT
                          TO HOTEL MANAGEMENT AGREEMENT
                          TYSONS CORNER MARRIOTT HOTEL


     This First Amendment (the "First Amendment") to the Hotel Management Agreement for the Tysons Corner Marriott Hotel dated December 24, 1996, amended by the Supplemental Agreement to the Hotel Management Agreement dated December 24, 1996 (the "Management Agreement") is executed on this ___ day of May, 1998, and made effective as of ___________, 1998 (the "Effective Date"), by and between INTERSTONE/GGL PARTNERS L.P. ("Owner"), a Delaware limited partnership with a mailing address at c/o Interstate Hotels Corporation, Foster Plaza Ten, 680 Andersen Drive, Pittsburgh, Pennsylvania 15220-8126 and MARRIOTT HOTEL SERVICES, INC. ("Management Company"), a Delaware corporation, with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20817.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

           A.  Sections 19.01 A.1. and A.2. and the first line of Section
               19.01 B. relating to Owner's right to terminate this Agreement upon the Sale of the Hotel, are hereby deleted.

           B. Except as modified by this First Amendment, all of the terms and provisions of the Management Agreement as written shall remain in full force and effect and, as specifically modified herein, the Management Agreement is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment the day and year first above written.

OWNER:                                         MANAGEMENT COMPANY:
INTERSTONE/GGL PARTNERS L.P.                   MARRIOTT HOTEL SERVICES, INC.

By:  IHC/CG Portfolio Corporation
         a general partner


By:_____________________________               By:______________________________
Name:                                          Name:
Title:                                         Title: